Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned officer of PN Med Group Inc. (the "Company"), hereby certifies, to such officer's knowledge, that the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2013 (the "Report") fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 19341 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/Pedro Perez Niklitschek

Pedro Perez Niklitschek

Chief Executive Officer

Chief Financial Officer

(principal executive and financial and accounting officer)

November 14, 2013

1 As disclosed in the Explanatory Note to this Report, the Company’s unaudited financial statements included in this filing were inadvertently filed without review by the Company’s independent accounting firm and accordingly the Company is not incompliance with Rule 8-03 of regulation S-X. Upon a completion of a review the Company’s unaudited financial statements for the quarterly report period ended September 30, 2013, the Company will amend this filing.